Cerecor Reports 2019 Results

-Company Transformed Into Orphan and Rare Disease Biotech
-Clear Corporate Strategy with New Leadership
-Significant Advancement in Pipeline and Regulatory Milestones

Rockville, MD – March 11, 2020 -- Cerecor Inc. (NASDAQ: CERC), a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases, today announced full-year results for 2019. The Company achieved significant research, development and regulatory milestones while transforming the organization through significant business development activities.

“We believe the Company made aggressive steps to transform itself over the second half of 2019. The first being the divestiture of the commercial pediatric portfolio to AYTU, providing near term cash flow, eliminating the debt overhang and improving the Company’s balance sheet. The second being the merger with Aevi Genomic Medicine, which more than doubled the Company’s pipeline and refined the focus of the organization as a rare pediatric and orphan disease biotech,” said Mike Cola, Chief Executive Officer of Cerecor. “At the same time, we continued to advance our pipeline achieving numerous clinical and regulatory milestones.”

2019 Highlights
Clinical and Regulatory Highlights

•	The FDA granted Orphan Drug Designation to CERC-801, CERC-802 and CERC-803 as therapies in development for Congenital Disorders of Glycosylation (“CDGs”)

•	Received Fast Track Designation from the FDA for CERC-801 for the treatment of PGM1 Deficiency and for CERC-802 for the treatment of Mannose-Phosphate Isomerase Deficiency

•	The FDA accepted the IND application for Cerecor’s investigational drugs CERC-801 for the treatment of PGM1 Deficiency and CERC-802 for the treatment of MPI-CDG

•	Announced positive Phase I data for CERC-801 and CERC-802 in Healthy Volunteers

•	First patient enrolled into the CDG FIRST Trial; a retrospective trial looking at the natural history of the disease and the current treatment paradigm of patients with specific CDGs

Corporate and Financial Highlights

•	Announced Company headquarters move to the pharmaceutical corridor of Rockville, Maryland

•	Closed a $10 million Common Stock offering

•	The Company was added to the Russell 3000 Index®

•
Sold the pediatric portfolio and underlying commercial infrastructure to AYTU BioScience, Inc. (“AYTU”) in a deal valued in excess of $43 million and removed debt associated with Deerfield agreement on commercial assets (“Aytu Divestiture”)

•	Signed, then subsequently closed deal in February 2020, to merge with Aevi Genomic Medicine

•	Mike Cola announced as Chief Executive Officer and Garry Neil announced as Chief Medical Officer effective upon closing of the Aevi Merger

•	Merger doubled the number of near-term clinical assets from the three CERC-800s programs to six total programs; honing the organizational strategy as a rare pediatric and orphan disease biotech

◦	CERC-002 an anti-LIGHT MAb for Pediatric-onset Crohn’s Disease

◦	CERC-006 a dual mTor inhibitor for complex Lymphatic Malformations

◦	CERC-007 an anti-IL 18 MAb for Adult-onset Still’s Disease and Multiple Myeloma

◦	CERC-801 D Galactose substrate replacement therapy for PGMI-CDG

◦	CERC-802 D Mannose substrate replacement therapy for MPI-CDG

◦	CERC-803 L Fucose substrate replacement therapy for (LADII), also known as SLC35C1-CDG

Dr. Garry Neil, Chief Medical Officer for Cerecor commented, “We have a rich pipeline with near-term approvals possible in 2022 and/or 2023. All of our assets have novel mechanisms of action and have the potential to be high value, first-in-class medicines for patient populations suffering from orphan and rare diseases. At Cerecor we are committed to developing and delivering medicines to help these underserved patient populations.”

2019 Financial Update

Cerecor significantly improved its working capital from a negative $4.3 million as of December 31, 2018 to a positive $5.6 million as of December 31, 2019, largely as a result of the Aytu Divestiture. Additionally, the Company avoided future cash outflows by eliminating long-term debt and contingent consideration, also as a result of the Aytu Divestiture. Operating expenses declined largely as a result of acquired in-process research and development expense of $18.7 million recognized as part of the Ichorion acquisition in 2018, which did not repeat in 2019. Net loss and net loss per share improved largely as a result of the decrease in operating expenses.

Condensed Consolidated Balance Sheets

	December 31,
	2019	2018
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$3,609	$10,646
Accounts receivable, net	1,002	822
Other receivables	4,241	5,262
Inventory, net	21	318
Prepaid expenses and other current assets	707	732
Restricted cash, current portion	17	19
Investment in Aytu	7,629	—
Current assets of discontinued operations	498	4,133
Total current assets	17,724	21,932
Property and equipment, net	1,448	587
Intangibles assets, net	2,426	3,765
Goodwill	14,409	14,409
Restricted cash, net of current portion	102	82
Long-term assets of discontinued operations	—	29,476
Total assets	$36,109	$70,251
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,078	$1,446
Accrued expenses and other current liabilities	5,640	14,329
Income taxes payable	552	2,032
Contingent consideration, current portion	—	860
Current liabilities of discontinued operations	3,891	7,550
Total current liabilities	12,161	26,217
Contingent consideration, net of current portion	—	397
Deferred tax liability, net	86	69
License obligations	—	1,250
Other long-term liabilities	1,112	385
Long-term liabilities of discontinued operations	1,755	21,025
Total liabilities	15,114	49,343
Stockholders’ equity:
Common Stock—$0.001 par value; 200,000,000 shares authorized at December 31, 2019 and 2018; 44,384,222 and 40,804,189 shares issued and outstanding at December 31, 2019 and 2018, respectively	44	41
Preferred Stock—$0.001 par value; 5,000,000 shares authorized at December 31, 2019 and 2018; 2,857,143 shares issued and outstanding at December 31, 2019 and 2018, respectively	3	3
Additional paid-in capital	135,239	119,082
Accumulated deficit	(114,291)	(98,218)
Total stockholders’ equity	20,995	20,908
Total liabilities and stockholders’ equity	$36,109	$70,251

The condensed consolidated balance sheets at December 31, 2019 and 2018 have been derived from the financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements

Condensed Consolidated Statements of Operations

	Year Ended December 31,
	2019	2018
	(in thousands, except per share data)
Revenues
Product revenue, net	$6,650	$6,572
Sales force revenue	—	456
License and other revenue	100	—
Total revenues, net	6,750	7,028

Operating expenses:
Cost of product sales	(567)	3,261
Research and development	11,764	5,786
Acquired in-process research and development	—	18,724
General and administrative	10,124	10,511
Sales and marketing	1,484	545
Amortization expense	1,339	1,828
Impairment of intangible assets	—	1,862
Change in fair value of contingent consideration	(1,256)	(111)
Total operating expenses	22,888	42,406
Loss from continuing operations	(16,138)	(35,378)
Other (expense) income:
Change in fair value of Investment in Aytu	54	—
Change in fair value of warrant liability and unit purchase option liability	(4)	25
Other (expense) income, net	(24)	13
Interest income, net	121	16
Total other income, net from continuing operations	147	54
Loss from continuing operations before taxes	(15,991)	(35,324)
Income tax expense (benefit)	280	(49)
Loss from continuing operations	$(16,271)	$(35,275)
Income (loss) from discontinued operations, net of tax (inclusive of gain on sale)	198	(4,778)
Net loss	$(16,073)	$(40,053)

Net (loss) income per share of common stock, basic and diluted:
Continuing operations	$(0.28)	$(1.06)
Discontinued operations	0.00	$(0.14)
Net loss per share of common stock, basic and diluted	$(0.28)	$(1.20)

Net (loss) income per share of preferred stock, basic and diluted:
Continuing operations	$(1.42)
Discontinued operations	0.01
Net loss per share of preferred stock, basic and diluted	$(1.41)

The condensed consolidated statements of operations for the years ended December 31, 2019 and 2018 have been derived from the financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

2020 Outlook

The 2020 organizational focus is driving clinical development programs towards key milestones:

•	CERC-800s (CERC-801, CERC-802 and CERC-803) anticipate initial data readout from the CDG-FIRST Trial within the 1 Half of 2020

•	CERC-002 (anti-LIGHT mAb) being developed for Pediatric-onset Crohn’s Disease expects initial data readout 2 Half 2020

•	CERC-007 (anti-IL-18 mAb) being developed for auto-inflammatory diseases (AOSD, MM) is expecting initial data readout Q4 2020 to Q1 2021

•	CERC-006 (dual mTOR inhibitor) being developed for complex Lymphatic Malformations anticipates initial data readout 1 Half 2021

Actual results might vary materially, whether as a result of market conditions, or other factors, including those described in the “Risk Factors” sections of our SEC filings.

About Cerecor

Cerecor is a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases. The Company is advancing an emerging clinical-stage pipeline of innovative therapies.  The Company’s pediatric rare disease pipeline is led by CERC-801, CERC-802 and CERC-803 (“CERC-800 programs”), which are therapies for inborn errors of metabolism, specifically disorders known as Congenital Disorders of Glycosylation (”CDGs”).  The FDA granted Rare Pediatric Disease Designation and Orphan Drug Designation (“ODD”) to all three CERC-800 programs, thus potentially qualifying the Company to receive a Priority Review Voucher (“PRV”) upon approval of a new drug application (“NDA”). The Company is also developing CERC-002, CERC-006 and CERC-007. CERC-007 is an anti-IL-18 monoclonal antibody being developed for the treatment of autoimmune inflammatory diseases such as Adult Onset Stills Disease (“AOSD”) and Multiple Myeloma (“MM”).  CERC-006 is a dual mTOR inhibitor being developed for the treatment of complex Lymphatic Malformations. CERC-002 is an anti-LIGHT monoclonal antibody being developed for the treatment of Pediatric-onset Crohn's Disease.

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the integration of the companies and their personnel; the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; the expansion of Cerecor's drug portfolio; strategic alternatives for the neurological assets and Millipred; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: risks related to integration of the combined company; drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials; regulatory risks; reliance on and the need to attract, integrate and retain key personnel; Cerecor's cash position and the need for it to raise additional capital; risks related to potential strategic alternatives for the Company's neurology assets and Millipred; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
James Harrell,
Investor Relations
Chief Commercial Officer
Cerecor Inc.
jharrell@cerecor.com
623.439.2220 office